Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President and Chief Financial Officer 412 227 2153 McCurrieBH@koppers.com

Koppers Holdings Inc. Reports Third Quarter 2006 Results

-Third Quarter Net Income Increases 170% to $12.4 million-

-Earnings per share increase to $0.59 in the third quarter-

PITTSBURGH, November 6, 2006 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2006 third quarter.

The Company’s sales for the third quarter ended September 30, 2006 increased 17 percent, or $44.8 million, to $314.4 million, as compared to $269.6 million for the prior year quarter. This increase was largely a result of higher sales in the Carbon Materials & Chemicals segment, which increased 26 percent, or $41.6 million. The increase in this segment was due primarily to $21.2 million of sales from the second quarter acquisition of certain assets of Reilly Industries, Inc., increased pricing for most product lines due primarily to higher raw material costs, and strong product demand.

Net income for the quarter ended September 30, 2006 increased 170 percent to $12.4 million, as compared to $4.6 million in the prior year quarter. Net income for the quarter benefited from higher chemicals pricing, synergies related to the Reilly transaction, and $2.2 million of tax benefit from non-conventional fuel tax credits. Net income for the third quarter of 2006 included pre-tax charges totaling $0.1 million related to the sale of the Company’s specialty trackwork facility in Alorton, Illinois, while net income for the quarter ended September 30, 2005 was impacted by $0.8 million of charges related to the New Zealand Commerce Commission and plant closings and restructurings. Adjusted net income, after excluding such charges, was $12.5 million for the quarter ended September 30, 2006 as compared to adjusted net income of $5.4 million in the same period of 2005. A reconciliation of adjusted net income to net income is attached to this press release.

Adjusted EBITDA for the quarter ended September 30, 2006, before charges totaling $0.1 million, was $40.7 million compared to $31.9 million in 2005. The increase was primarily from higher product prices due primarily to higher raw material prices and efficiencies realized from the integration of the Reilly coal tar assets purchased by the Company. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Net income for the nine months ended September 30, 2006 was $11.4 million compared to net income for the prior year period of $9.4 million. Net income for the first nine months of 2006 included pre-tax charges totaling $20.8 million relating to the company’s initial public offering, the sale of Alorton, plant closures and restructuring. Adjusted net income, after excluding such charges, was $24.1 million for the nine months ended September 30, 2006 as compared to adjusted net income of $11.3 million for the same period in 2005. A reconciliation of adjusted net income to net income is attached to this press release.

Page 2 – Koppers Reports Third Quarter 2006 Results

Adjusted EBITDA through September 30, 2006, before charges totaling $6.4 million relating primarily to the company’s initial public offering, the sale of Alorton, plant closures and restructuring, was $101.5 million compared to $86.8 million in 2005. The increase was primarily from higher chemicals pricing and the integration of the Reilly assets. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Commenting on the quarter, President and CEO Walter W. Turner said, “We are very pleased with our third quarter results, which have exceeded expectations despite unforeseen conditions regarding the availability of coal tar. The third quarter results also reflect the synergies we anticipated from the Reilly transaction. We continue to benefit from strong demand within our primary end markets, aluminum and railroads. We remain focused on managing our raw materials supply, which we believe to be a temporary problem, and also continue to focus on cash flow as well as safety, health and environmental issues.”

Guidance

Mr. Turner continued, “We are anticipating our normal seasonal fluctuations in earnings in the fourth quarter, and are confirming our full-year guidance of 13 percent to 15 percent increases in revenues and adjusted EBITDA over 2005 results.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, November 6, 2006, beginning at 11:00 AM EST to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 888 810 0248 in the US/Canada or 706 643 9697 for International, Conference ID number 9568417. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available two hours after the call’s completion at 800 642 1687 or 706 645 9291, Conference ID number 9568417. The recording will be available for replay through November 13, 2006.

The live broadcast of Koppers’ conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=1406396. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field. Remove the space if one exists.)

If you are unable to participate during the live Webcast, the call will be archived on the company’s Web site at www.koppers.com, as well as www.streetevents.com and www.earnings.com, shortly after the live call and continuing through November 20, 2006.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP”. For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Page 3 – Koppers Reports Third Quarter 2006 Results

Safe Harbor Statement

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.

Attachments

Page 4 - Koppers Reports Third Quarter 2006 Results

Koppers Holdings Inc.

Consolidated Statement of Operations

(In millions except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Net sales	$314.4	$269.6	$876.9	$767.9
Operating expenses:
Cost of sales	258.1	222.5	731.1	636.0
Depreciation and amortization	8.3	8.4	24.3	24.6
Selling, general and administrative expenses	15.9	16.7	51.7	49.4

Total operating expenses	282.3	247.6	807.1	710.0

Operating profit	32.1	22.0	69.8	57.9
Other income	0.2	0.1	1.0	0.7

Income before interest expense, income taxes and minority interest	32.3	22.1	70.8	58.6
Interest expense	11.7	12.9	50.2	38.2

Income before income taxes and minority interest	20.6	9.2	20.6	20.4
Income taxes	7.1	3.7	7.1	9.5
Minority interest	1.1	0.9	2.1	1.5

Net income	12.4	4.6	11.4	9.4
Dividends on preferred stock	—	(26.7)	—	(26.7)

Net income (loss) applicable to common stock	$12.4	$(22.1)	$11.4	$(17.3)

Earnings (loss) per common share:
Basic	$0.60	$(7.78)	$0.61	$(5.99)
Diluted	$0.59	$(7.78)	$0.57	$(5.99)

Weighted average shares outstanding (in thousands):
Basic	20,672	2,851	18,650	2,901

Diluted	20,800	2,851	19,806	2,901

Dividends declared per common share	$0.17	$2.93	$1.13	$2.93

Page 5 – Koppers Reports Third Quarter 2006 Results

Koppers Holdings Inc.

Condensed Consolidated Balance Sheet

(In millions except shares figures)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28.9	$26.1
Accounts receivable less allowance for doubtful accounts of $0.7 in 2006 and 2005	153.7	118.7
Inventories	139.0	120.0
Deferred income tax benefits	18.4	18.4
Other current assets	6.2	7.7

Total current assets	346.2	290.9
Equity in non-consolidated investments	2.9	3.0
Property, plant and equipment	536.5	512.1
Less: accumulated depreciation	(382.2)	(359.7)

Net property, plant and equipment	154.3	152.4
Goodwill	62.2	35.7
Deferred income tax benefits	40.3	38.7
Other noncurrent assets	31.0	31.1

Total assets	$636.9	$551.8

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$95.9	$77.5
Dividends payable	3.5	—
Accrued liabilities	78.4	71.2
Short-term debt and current portion of long-term debt	20.1	10.5

Total current liabilities	197.9	159.2
Long-term debt	451.7	508.9
Other long-term liabilities	73.0	78.4

Total liabilities	722.6	746.5
Minority interest	11.7	12.0
Stockholders’ deficit:
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; 0 shares issued in 2006 and 2,288,481 shares issued in 2005	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized, 20,846,981 shares issued in 2006 and 2,945,293 shares issued in 2005	0.2	—
Capital in excess of par value	121.8	10.4
Receivable from Director for purchase of common stock	(0.6)	(0.6)
Retained deficit	(206.7	(200.7)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustment	9.4	5.3
Minimum pension liability, net of tax	(20.1)	(20.1)

Total accumulated other comprehensive loss	(10.7)	(14.8)
Treasury stock, at cost, 120,158 shares in 2006 and 22,331 shares in 2005	(1.4)	(1.0)

Total stockholders’ deficit	(97.4)	(206.7)

Total liabilities and stockholders’ deficit	$636.9	$551.8

Page 6 – Koppers Reports Third Quarter 2006 Results

Koppers Holdings Inc.

Condensed Consolidated Statement of Cash Flows

(In millions)

	Nine Months Ended September 30,
	2006	2005
	(Unaudited)
Cash provided by operating activities	$25.3	$42.9
Cash provided by (used in) investing activities:
Capital expenditures	(18.6)	(13.6)
Acquisitions	(45.1)	(5.8)
Net cash proceeds from divestitures and asset sales	2.3	0.8

Net cash used in investing activities	(61.4)	(18.6)
Cash provided by (used in) financing activities:
Borrowings from revolving credit facilities	211.0	274.1
Repayments of revolving credit facilities	(207.3)	(280.6)
Borrowings from long-term debt	53.0	17.8
Repayments of long-term debt	(115.3)	(4.1)
Dividends paid	(13.8)	(34.7)
Payment of deferred financing costs	(0.7)	(1.2)
Issuance of common stock	121.8	0.3
Repurchases of common stock	—	(0.4)
Stock issuance costs	(9.6)	—

Net cash provided by (used in) financing activities	39.1	(28.8)
Effect of exchange rate changes on cash	(0.2)	(0.8)

Net increase (decrease) in cash	2.8	(5.3)
Cash and cash equivalents at beginning of year	26.1	41.8

Cash and cash equivalents at end of period	$28.9	$36.5

Page 7 – Koppers Reports Third Quarter 2006 Results

Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the Company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(Dollars in millions)
Net sales:
Carbon Materials & Chemicals	$203.6	$162.0	$542.6	$463.4
Railroad & Utility Products	110.8	107.6	334.3	304.5

Total	$314.4	$269.6	$876.9	$767.9
Gross margin (after depreciation and amortization):
Carbon Materials & Chemicals	16.6%	15.7%	15.4%	15.5%
Railroad & Utility Products	12.9%	12.3%	11.3%	11.6%

Total	15.3%	14.4%	13.9%	14.0%
Adjusted gross margin (1):
Carbon Materials & Chemicals	16.6%	16.1%	15.4%	16.1%
Railroad & Utility Products	13.0%	12.9%	12.2%	11.9%

Total	15.3%	14.8%	14.2%	14.4%
Operating profit:
Carbon Materials & Chemicals	$22.9	$14.7	$49.7	$38.1
Railroad & Utility Products	9.4	7.4	20.4	19.8
All Other	(0.2)	(0.1)	(0.3)	—

Total	$32.1	$22.0	$69.8	$57.9
Adjusted operating profit (2):
Carbon Materials & Chemicals	$22.9	$15.4	$51.5	$40.7
Railroad & Utility Products	9.5	8.1	25.1	20.8
All Other	(0.2)	(0.1)	(0.3)	—

Total	$32.2	$23.4	$76.3	$61.5

(1)	For the third quarter of 2006, excludes $0.1 million for Railroad & Utility Products for the loss on sale of Alorton. For the third quarter of 2005, excludes $0.7 million for the NZCC charges for Carbon Materials & Chemicals and $0.7 million for restructuring and impairment charges for Railroad & Utility Products. For the nine months ended September 30, 2006, excludes $1.6 million for Railroad & Utility Products for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments for Railroad & Utility Products and $0.2 million for Railroad & Utility Products for the Grenada verdict. For the nine months ended September 30, 2005, excludes $2.6 million for the NZCC charges for Carbon Materials & Chemicals and $1.0 million for restructuring and impairment charges for Railroad & Utility Products.
(2)	For the third quarter of 2006 and 2005, excludes the item listed in (1) above. For the nine months ended September 30, 2006 excludes the items listed in (1) above and also excludes S,G&A of $1.5 million for each of Carbon Materials & Chemicals and Railroad & Utility Products for the buyout of the Saratoga advisory services contract, $0.4 million of severance charges for Railroad & Utility Products and $0.3 million of severance charges for Carbon Materials & Chemicals. For the nine months ended September 30, 2005, excludes the items listed in (1) above. S,G&A expenses for the three and nine months ended September 30, 2006 include legal expenses related to toxic tort litigation for Railroad & Utility Products, while S,G&A expenses for the three and nine months ended September 30, 2005 include legal expenses related to anti-trust litigation for Carbon Materials & Chemicals.

Page 8 – Koppers Reports Third Quarter 2006 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net Income (loss)	$12.4	$4.6	$11.4	$9.4

Charges impacting pre-tax income (1)
Plant closings and restructuring		0.7	1.6	1.0
Grenada verdict	—	—	0.2	—
Saratoga advisory services contract buyout	—	—	3.0	—
Call premium on bonds	—	—	10.1	—
Bond consent fees and deferred financing write-off	—	—	4.3	—
Loss on sale of Alorton	0.1	—	1.6	—
New Zealand Commerce Commission (“NZCC”) charges (2)	—	0.7	—	2.6

Total charges above impacting pre-tax income	0.1	1.4	20.8	3.6
Charges impacting net income, net of tax benefit at 39%	0.1	1.1	12.7	3.2
Impact on minority interest	—	(0.3)	—	(1.3)

Adjusted net income	$12.5	$5.4	$24.1	$11.3

(1)	Cost of sales for the third quarter of 2006 includes $0.1 million for the loss on sale of Alorton. Cost of sales for the third quarter of 2005 includes $0.7 million for the NZCC charges and $0.7 million for restructuring and impairment charges. Cost of sales for the nine months ended September 30, 2006 includes $1.6 million for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments and $0.2 million for the Grenada verdict. S,G&A for the nine months ended September 30, 2006 includes $3.0 million for the buyout of the Saratoga advisory services contract and $0.6 million for severance charges. Interest expense for the nine months ended September 30, 2006 includes $10.1 million for call premium, $1.1 million for bond consent fees and $3.2 million for write-off of deferred financing costs. Cost of sales for the nine months ended September 30, 2005 includes $2.6 million for the NZCC charges and $1.0 million for restructuring and impairment charges.
(2)	The penalty is a non-deductible expense for tax purposes.

KOPPERS HOLDINGS INC.

RECONCILIATION OF BASIC EARNINGS PER SHARE AND ADJUSTED BASIC EARNINGS PER

SHARE

(In millions except share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net Income (loss)	$12.4	$4.6	$11.4	$9.4

Adjusted net income (from above)	$12.5	$5.4	$24.1	$11.3

Denominator for basic earnings per share (000s)	20,672	2,851	18,650	2,901
Denominator for adjusted basic earnings per share (000s) (1)	20,727	20,727	20,727	20,727

Earnings (loss) per share:
Basic earnings (loss) per share	$0.60	($7.78)	$0.61	($5.99)
Adjusted basic earnings per share	$0.60	$0.26	$1.16	$0.55

(1)	Based upon actual shares outstanding at September 30, 2006.

Page 9 – Koppers Reports Third Quarter 2006 Results

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net Income	$12.4	$4.6	$11.4	$9.4
Interest expense	11.7	12.9	50.2	38.2
Depreciation and amortization	8.3	8.4	24.3	24.6
Income tax provision	7.1	3.7	7.1	9.5

EBITDA	39.5	29.6	93.0	81.7
Minority interest	1.1	0.9	2.1	1.5

EBITDA with minority interest	40.6	30.5	95.1	83.2
Unusual items impacting net income (1)
Plant closings and restructuring	—	0.7	1.6	1.0
Grenada verdict		—	0.2	—
Saratoga advisory services contract buyout	—	—	3.0	—
Loss on sale of Alorton	0.1	—	1.6	—
New Zealand Commerce Commission charges	—	0.7	—	2.6

Adjusted EBITDA with minority interest	$40.7	$31.9	$101.5	$86.8

(1)	Cost of sales for the third quarter of 2006 includes $0.1 million for the loss on sale of Alorton. Cost of sales for the third quarter of 2005 includes $0.7 million for the NZCC charges and $0.7 million for plant closing and impairment charges. Cost of sales for the nine months ended September 30, 2006 includes $1.6 million for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments and $0.2 million for the Grenada verdict. S,G&A for the nine months ended September 30, 2006 includes $3.0 million for the buyout of the Saratoga advisory services contract and $0.6 million for severance charges. Cost of sales for YTD 2005 includes $2.6 million for the NZCC charges and $1.0 million for restructuring and impairment charges.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitate comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.